UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2008

MACROCHEM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-13634	04-2744744
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

80 Broad Street, 22nd Floor, New York, New York 10004

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 514-8094

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐                           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                           Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously reported under Item 2.01 of the Current Report on Form 8-K filed by MacroChem Corporation (the “Company”) with the Securities and Exchange Commission on April 23, 2008, the Company acquired Virium Pharmaceuticals Inc. (“Virium”), a non-public, development stage company, pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) dated as of April 18, 2008 by and among the Company, VRM Acquisition, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Company (“VRM Acquisition”), Virium and Virium Holdings, Inc., a non-public Delaware corporation (“Holdings”) and the parent of Virium.  On the Effective Date, VRM Acquisition merged with and into Virium with Virium continuing as the surviving company and a wholly-owned subsidiary of MacroChem (the “Merger”). The description of the acquisition included in the Form 8-K filing of April 23, 2008 is incorporated by reference herein.

This Current Report on Form 8-K/A provides the historical financial statements of the business acquired under Item 9.01(a) and the pro forma financial information under Item 9.01(b), which financial statements and information were not included in the April 23, 2008 Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements of Virium Pharmaceuticals, Inc. are included in this report commencing at page F- 2, below. .

(b) Pro Forma Financial Information.

The pro forma financial information with respect to the transaction described in Item 2.01 is filed as Exhibit 99.2 to this amendment and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROCHEM CORPORATION

Date: July 2, 2008	By:	/s/ David P. Luci
Name: David P. Luci
Title: President & Chief Business Officer

Exhibits .

Exhibit Number	Description

99.1	Financial statements of business acquired.

99.2	Unaudited pro forma financial information.